EXHIBIT 99.1

PhytoMedical Plans to Expand Compound Pipeline

PhytoMedical’s compound for type-2 diabetes successfully continues on development path, following favorable research outcomes.

Princeton, NJ – February 5, 2007 - PhytoMedical Technologies, Inc. (OTCBB: PYTO) (FWB: ET6) today unveiled plans to expand its pipeline of development compounds, following recent news announcing favorable research outcomes and accelerated development of the Company’s ‘polyphenol’ class of compounds for type-2 diabetes.

In a January 16, 2007 press release, PhytoMedical announced that the Company is finalizing the developmental transition of its new class of polyphenolic compounds - which possess unique antioxidant and insulin enhancing qualities, distinct from existing classes of drugs for diabetes - to a highly respected, pre-clinical centric laboratory.  This will enable PhytoMedical to expedite the pursuit of an Investigational New Drug (IND) application with the FDA which, if approved, allows the Company to initiate Phase 1 human studies.

“Our lead compound for type-2 diabetes is continuing to move along the development pathway based on positive research findings in the lab.  The timing is right for us to now further expand our portfolio compounds addressing clinical targets that are being actively sought-after by big pharma,” explained Mr. Greg Wujek, President and CEO of PhytoMedical Technologies, Inc.

“With large industry players in the market eagerly seeking proven compounds in development, and with our compound for type-2 diabetes showing encouraging results, PhytoMedical is well positioned to pursue additional, promising early-stage pharmaceutical opportunities and focus our attention in the areas of cancer, Alzheimer’s, cardiovascular, diabetes, obesity, cholesterol, and other high-demand targets,” Mr. Wujek concluded.

In a published study of type-2 diabetes patients, PhytoMedical’s polyphenolic compounds significantly reduced blood sugar levels by an average of 18 to 29 percent, triglycerides (fatty acids in blood) by 23 to 30 percent, LDL (or “bad”) cholesterol by 7 to 27 percent,  and total cholesterol by 12 to 26 percent.  Amazingly, no side effects were reported in the study.

About PhytoMedical Technologies, Inc.

PhytoMedical Technologies, Inc. (OTCBB: PYTO; Frankfurt Stock Exchange: ET6), together with its wholly owned subsidiaries, is a pharmaceutical company focused on research, development and commercialization of pharmaceutical products.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. We currently have no commercial products intended to diagnose, treat, prevent or cure any disease. The statements contained in this press release regarding our on going research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration. There can be no assurance that further research and development, and /or whether clinical trial results, if any, will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that PhytoMedical will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov.   The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.